EXHIBIT 99.2
Unaudited Pro Forma Financial Information
The following unaudited pro forma income statements of LP gives effect to the consummation of the Acquisition as if the Acquisition and related borrowings to finance a portion of the purchase price payable in the Acquisition in an assumed amount of $100 million had been consummated as of January 1, 2012 in the case of the Unaudited Pro Forma Statements of Income for the year ended December 31, 2012 and the six months ended June 30, 2012 and January 1, 2013 for the six month ended June 30, 2013. The level of borrowings assumed above reflects the assumption that $350 million of senior secured notes issued by Ainsworth will remain outstanding following the completion of the Acquisition. This assumption does not reflect the redemption by Ainsworth of $35 million of such notes subsequent to June 30, 2013. The actual amount borrowed in connection with the Acquisition may vary substantially from the amount assumed above, depending upon LP's overall financing plan and sources and uses of cash at the time the Acquisition is actually consummated.
LP's historical financial statements are presented in U.S. dollars (in millions) and in accordance with United States Generally Accepted Accounting Principles (“GAAP”). Ainsworth's historical financial statements are presented in Canadian dollars (in millions) and in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), which differs in certain respects from GAAP. For the purposes of the preparation of the following unaudited pro forma income statements, amounts derived from Ainsworth's historical financial statements have been adjusted to conform to GAAP and LP's accounting policies and presentation, and have been translated from Canadian dollars to U.S. dollars.
Under applicable acquisition accounting rules, LP will be required to allocate the purchase price paid in the Acquisition to the fair value of the net assets acquired in the Acquisition. The excess of the purchase price over the fair market value of the identified assets will be recorded as goodwill. The following pro forma income statements are based in part on preliminary estimates of the purchase price to be paid and the fair value of assets to be acquired and liabilities to be assumed by LP. The preliminary estimate of the purchase price is based on 240.9 million shares of Ainsworth common shares assumed to be outstanding and the $15.20 per share closing price of LP common shares on September 3, 2013. The final determination of the purchase price and the related purchase price allocation will not be determined until after the Acquisition is completed. The amounts finally determined to represent the purchase price and the fair value of the assets to be acquired and liabilities to be assumed may differ materially from the preliminary estimates used in preparing the following pro forma income statements.
In preparing the following pro forma income statements, the following historical information was used:

•
Ainsworth's Consolidated Statement of Income for the year ended December 31, 2012 included in its Auditor's Report and Consolidated Financial Statement prepared in accordance with IFRS as issued by the IASB as filed with SEDAR on March 7, 2013;

•
Ainsworth's Condensed Interim Consolidated Statements of Income for the six months ended June 30, 2013 and 2012 included in its unaudited report to shareholders for the three and six month periods ended June 30, 2013 as filed with SEDAR on August 14, 2013 prepared in accordance with IFRS as issued by the IASB;

•	LP's Consolidated Statement of Income for the year ended December 31, 2012 filed on Form 10-K with the SEC on February 28, 2013 and prepared in accordance with GAAP; and,

•
LP's Consolidated Statements of Income for the six months ended June 30, 2013 and 2012 filed on Form 10-Q with the Securities and Exchange Commission (the "SEC") on August 6, 2013 and prepared in accordance with GAAP.

Although LP has no knowledge of any errors or inaccuracies in the financial statements of Ainsworth's referred to above, LP has not independently verified the absence of any such errors or inaccuracies and disclaims any responsibility therefor.
The following pro forma income statements should be read in conjunction with the historical financial statements listed above, including the notes thereto. The following pro forma income statements are provided solely as supplemental information, and should not be viewed as a substitute for or alternative to such historical financial statements or for pro forma financial statements prepared in accordance with published guidelines of the SEC. Pro forma financial statements prepared by LP in the future in accordance with such published guidelines may vary materially from the following pro forma income statements.
The following pro forma income statements are provided for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved if the Acquisition had been completed on January 1, 2012 for the six months ended June 30, 2012 and the year ended December 31, 2012 or January 1, 2013 for the six months ended June 30, 2013, nor do they purport to project the results of operations of the combined entities for any future period or as of any future date. Actual amounts recorded upon consummation of the Acquisition and reported thereafter are expected to differ from those recorded in the following pro forma income statements. Among other potential variables, the following pro forma income statements do not reflect any special items such as integration costs or operating synergies that may be incurred or realized as a result of the Acquisition.
Amounts in the following pro forma income statements and notes are presented in U.S. dollars (“US$” or “$”) unless otherwise indicated.
Non-GAAP Financial Measures
In addition to the following pro forma income statements, we present below certain non-GAAP financial measures. A non-GAAP financial measure is generally defined by the SEC as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so excluded or included under applicable GAAP guidance. Specifically, we present unaudited pro forma earnings (loss) from continuing operations before interest expense, taxes, depreciation and amortization (“EBITDA from continuing operations”) which is a non-GAAP financial measure. We also present unaudited pro forma “Adjusted EBITDA from continuing operations” which further adjusts pro forma EBITDA from continuing operations to exclude stock based compensation expense, (gain) loss on sales or impairment of long lived assets, other operating charges and credits, net, depreciation included in equity in (income) loss of unconsolidated affiliates and investment income. Neither pro forma EBITDA from continuing operations nor pro forma Adjusted EBITDA from continuing operations is a substitute for the GAAP measures of net income or operating cash flows or for any other GAAP measures of operating performance or liquidity.
We have included pro forma EBITDA from continuing operations and pro forma Adjusted EBITDA from continuing operations in this report because we use them as important supplemental measures of our performance and believe that they are frequently used by securities analysts, investors and other interested persons in the evaluation of companies in our industry, some of which present EBITDA when reporting their results. We use EBITDA from continuing operations and Adjusted EBITDA from continuing operations to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates. It should be noted that companies calculate EBITDA and Adjusted EBITDA differently and, therefore, our EBITDA and Adjusted EBITDA measures may not be comparable to EBITDA and Adjusted EBITDA reported by other companies. Our EBITDA and Adjusted EBITDA measures have material limitations as performance measures because they exclude interest expense, income tax (benefit) expense and depreciation and amortization which are necessary to operate our business or which we otherwise incurred or experienced in connection with the operation of our business.
Pro forma information included in this document included the following (all tables are shown in millions, except per share amounts):
I. Pro forma consolidated statements of income and EBITDA reconciliations for the periods:
Six months ended June 30, 2013; year ended December 31, 2012 and six months ended June 30, 2012
II. Reconciliation of Ainsworth's reported financial statements in Canadian dollars under IFRS to US dollars under U.S. GAAP:
Six months ended June 30, 2013; year ended December 31, 2012 and six months ended June 30, 2012
III. Calculation of the last twelve months of pro forma sales, income (loss) from continuing operations and Adjusted EBITDA derived from amounts set forth in the pro forma consolidated statements of income referred to above.

I. Proforma consolidated statements of income and EBITDA reconciliations for the periods:
The following tables presents proforma income and Adjusted EBITDA information for LP and Ainsworth. Specific adjustments made are noted at the conclusion of the tables.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

Six months ended June 30, 2013	LP	Ainsworth (Note 1)	Acquisition Adjustments		Pro Forma
Net sales	$1,110.1	$265.2	$—		$1,375.3
Operating costs and expenses:
Cost of sales	815.3	150.8			966.1
Depreciation and amortization	39.5	12.3	5.6	a	57.4
Selling and administrative	70.9	9.1			80.0
(Gain) loss on sale or impairment of long-lived assets, net	(0.7)	3.7			3.0
Other operating credits and charges, net	7.0	(0.9)			6.1
Total operating costs and expenses	932.0	175.0	5.6		1,112.6
Income from operations	178.1	90.2	(5.6)		262.7
Non-operating income (expense):
Interest expense, net of capitalized interest	(20.4)	(14.2)	(2.4)	b	(37.0)
Investment income	6.6	—			6.6
Gain on acquisition	35.9	—			35.9
Other non-operating items	(4.3)	2.3			(2.0)
Total non-operating income (expense)	17.8	(11.9)	(2.4)		3.5
Income (loss) from continuing operations before taxes and equity in (income) loss of unconsolidated affiliates	195.9	78.3	(8.0)		266.2
Provision (benefit) for income taxes	47.6	20.4	(2.0)	c	66.0
Equity in (income) loss of unconsolidated affiliates	(11.3)	—			(11.3)
Income from continuing operations	159.6	57.9	(6.0)		211.5
Loss from discontinued operations	(0.2)	(0.4)			(0.6)
Net income	$159.4	$57.5	$(6.0)		$210.9

Net income (loss) per share of common stock (basic):
Income (loss) from continuing operations	$1.15	$0.24			$1.27
Loss from discontinued operations	—	—			—
Net Income (Loss) - per share basic	$1.15	$0.24			$1.27

Net income (loss) per share of common stock (diluted):
Income (loss) from continuing operations	$1.10	$0.24			$1.23
Loss from discontinued operations	—	—			—
Net Income (Loss) - per share diluted	$1.10	$0.24			$1.23

Average shares of stock outstanding - basic	138.8	240.9		d	166.5
Average shares of stock outstanding - diluted	144.3	241.7		d	172.0

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

Year ended December 31, 2012	LP	Ainsworth (Note 1)	Acquisition Adjustments		Pro Forma
Net sales	$1,715.8	$409.3	$—		$2,125.1
Operating costs and expenses:
Cost of sales	1,403.1	291.1			1,694.2
Depreciation and amortization	73.9	25.1	11.2	a	110.2
Selling and administrative	129.4	16.5			145.9
(Gain) loss on sale or impairment of long-lived assets, net	4.9	(0.5)			6.5
Other operating credits and charges, net	(2.9)	1.6			(3.4)
Total operating costs and expenses	1,608.4	333.8	11.2		1,953.4
Income from operations	107.4	75.5	(11.2)		171.7
Non-operating income (expense):
Interest expense, net of capitalized interest	(49.3)	(50.8)	(4.7)	b	(104.8)
Investment income	14.8	—			14.8
Early debt extinguishment	(52.2)	(24.2)			(76.4)
Gain on settlement of litigation related to ARS	20.0	—			20.0
Other non-operating items	(2.7)	0.5			(2.2)
Total non-operating income (expense)	(69.4)	(74.5)	(4.7)		(148.6)
Income from continuing operations before taxes and equity in (income) loss of unconsolidated affiliates	38.0	1.0	(15.9)		23.1
Provision (benefit) for income taxes	7.6	0.2	(4.0)	c	3.8
Equity in (income) loss of unconsolidated affiliates	(1.7)	—			(1.7)
Income from continuing operations	32.1	0.8	(11.9)		21.0
Loss from discontinued operations	(3.3)	(0.4)			(3.7)
Net income	$28.8	$0.4	$(11.9)		$17.3

Net income (loss) per share of common stock (basic):
Income from continuing operations	$0.23	$0.01			$0.13
Loss from discontinued operations	(0.02)	—			(0.02)
Net Income - per share basic	$0.21	$0.01			$0.11

Net income per share of common stock (diluted):
Income from continuing operations	$0.22	$0.01			$0.12
Loss from discontinued operations	(0.02)	(0.01)			(0.02)
Net Income - per share diluted	$0.20	$—			$0.10

Average shares of stock outstanding - basic	137.1	102.3		d	166.5
Average shares of stock outstanding - diluted	142.6	102.6		d	172.0

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

Six months ended June 30, 2012	LP	Ainsworth (Note 1)	Acquisition Adjustments		Pro Forma
Net sales	$789.3	$174.7	$—		$964.0
Operating costs and expenses:
Cost of sales	673.2	142.1			815.3
Depreciation and amortization	37.0	12.1	5.6	a	54.7
Selling and administrative	62.0	8.0			70.0
(Gain) loss on sale or impairment of long-lived assets, net	0.2	—			0.2
Other operating credits and charges, net	—	(0.3)			(0.3)
Total operating costs and expenses	772.4	161.9	5.6		939.9
Income from operations	16.9	12.8	(5.6)		24.1
Non-operating income (expense):
Interest expense, net of capitalized interest	(25.7)	(26.1)	(2.4)	b	(54.2)
Investment income	7.6	—			7.6
Early debt extinguishment	(52.2)	—			(52.2)
Other non-operating items	(2.7)	(0.5)			(3.2)
Total non-operating income (expense)	(73.0)	(26.6)	(2.4)		(102.0)
Income (loss) from continuing operations before taxes and equity in (income) loss of unconsolidated affiliates	(56.1)	(13.8)	(8.0)		(77.9)
Provision (benefit) for income taxes	(12.3)	(3.7)	(2.0)	c	(18.0)
Equity in (income) loss of unconsolidated affiliates	4.6	—			4.6
Loss from continuing operations	(48.4)	(10.1)	(6.0)		(64.5)
Loss from discontinued operations	(0.2)	(0.4)			(0.6)
Net loss	$(48.6)	$(10.5)	$(6.0)		$(65.1)

Net income (loss) per share of common stock (basic and diluted):
Loss from continuing operations	$(0.35)	$(0.10)			$(0.39)
Loss from discontinued operations	—	(0.01)			—
Net Income (Loss) - per share basic and diluted	$(0.35)	$(0.10)			$(0.39)

Average shares of stock outstanding - basic	136.8	100.8		d	166.5
Average shares of stock outstanding - diluted	136.8	100.8		d	166.5

UNAUDITED PRO FORMA RECONCILIATION OF ADJUSTED EBITDA

Six months ended June 30, 2013	LP	Ainsworth (Note 1)	Acquisition Adjustments	Pro Forma
Reconciliation of income (loss) from continuing operations to adjusted EBITDA from continuing operations
Income from continuing operations	$159.6	$57.9	$(6.0)	$211.5
Provision for income taxes	47.6	20.4	(2.0)	66.0
Interest expense, net of capitalized interest	20.4	14.2	2.4	37.0
Depreciation and amortization	39.5	12.3	5.6	57.4
EBITDA from continuing operations	267.1	104.8	—	371.9
Stock based compensation expense	4.2	1.1	—	5.3
Gain (loss) on sale or impairment of long lived assets	(0.7)	3.7	—	3.0
Investment income	(6.6)	—	—	(6.6)
Gain on acquisition	(35.9)	—	—	(35.9)
Other operating credits and charges, net	7.0	(0.9)	—	6.1
Other operating credits and charges associated with unconsolidated affiliates	2.7	—	—	2.7
Depreciation included in equity in (income) loss of unconsolidated affiliates	5.1	—	—	5.1
Adjusted EBITDA from continuing operations	$242.9	$108.7	$—	$351.6

UNAUDITED PRO FORMA RECONCILIATION OF ADJUSTED EBITDA

For the year ended December 31, 2012	LP	Ainsworth (Note 1)	Acquisition Adjustments	Pro Forma
Reconciliation of income (loss) from continuing operations to adjusted EBITDA from continuing operations
Income (loss) from continuing operations	$32.1	$0.8	$(11.9)	$21.0
Provision for income taxes	7.6	0.2	(4.0)	3.8
Interest expense, net of capitalized interest	49.3	50.8	4.7	104.8
Depreciation and amortization	73.9	25.1	11.2	110.2
EBITDA from continuing operations	162.9	76.9	—	239.8
Stock based compensation expense	8.4	0.8	—	9.2
Gain on sale or impairment of long lived assets	4.9	1.6	—	6.5
Investment income	(14.8)	—	—	(14.8)
Early debt extinguishment	52.2	24.2	—	76.4
Gain on settlement of litigation related to ARS	(20.0)	—	—	(20.0)
Other operating credits and charges, net	(2.9)	(0.5)	—	(3.4)
Depreciation included in equity in (income) loss of unconsolidated affiliates	12.6	—	—	12.6
Adjusted EBITDA from continuing operations	$203.3	$103.0	$—	$306.3

UNAUDITED PRO FORMA RECONCILIATION OF ADJUSTED EBITDA

Six Months ended June 30, 2012	LP	Ainsworth (Note 1)	Acquisition Adjustments	Pro Forma
Reconciliation of income (loss) from continuing operations to adjusted EBITDA from continuing operations
Income (loss) from continuing operations	$(48.4)	$(10.1)	$(6.0)	$(64.5)
Provision for income taxes	(12.3)	(3.7)	(2.0)	(18.0)
Interest expense, net of capitalized interest	25.7	26.1	2.4	54.2
Depreciation and amortization	37.0	12.1	5.6	54.7
EBITDA from continuing operations	2.0	24.4	—	26.4
Stock based compensation expense	4.6	1.1	—	5.7
Gain on sale or impairment of long lived assets	0.2	—	—	0.2
Investment income	(7.6)	—	—	(7.6)
Early debt extinguishment	52.2	—	—	52.2
Other operating credits and charges, net	—	(0.3)	—	(0.3)
Depreciation included in equity in (income) loss of unconsolidated affiliates	6.5	—	—	6.5
Adjusted EBITDA from continuing operations	$57.9	$25.2	$—	$83.1

Acquisition Adjustments:

(a)
To record additional depreciation, depletion and amortization expense associated with the preliminary fair value adjustment of approximately $829.1 million allocated to property, plants, and equipment and timber licenses acquired. Depreciation and amortization expense is based on an estimated life as established by LP's accounting policies. As the allocation of estimated consideration is preliminary, the estimate of depreciation, depletion and amortization expense is subject to change upon completion of the valuation of Ainsworth's property, plants, equipment, and timber licenses.

(b)	To record estimated interest expense associated with the estimated borrowings under the term loan contemplated by the commitment letter obtained by LP from certain financial institutions.

(c)	To record the tax effects of the acquisition adjustments based upon the estimated Canadian tax rates in effect.

(d)	Reflects the pro forma outstanding shares based upon LP existing shares outstanding as of the period ended plus the additional shares expected to be issued as part of the purchase price.

II. Reconciliation of Ainsworth's reported financial statements in Canadian dollars under IFRS to US dollars under US GAAP

Note 1: Ainsworth balances presented in the unaudited pro forma condensed combined income statements have been adjusted to conform to GAAP and LP's accounting policies and presentation. The balances have been remeasured from Canadian dollars to U.S. dollars at foreign exchange rates applicable for the periods presented. For purposes of this presentation, the revenues and expenses reflected in the statements of operations were remeasured by applying an average exchange rate of 1.0003 for the year ended December 31, 2012, 0.9947 for the six months ended June 30, 2012 and 0.9847 for the six months ended June 30, 2013 and 0.9782 to the relevant for historical balances. The source of the exchange rates above is OANDA.com.
The following information illustrates the adjustments to conform the presentation of Ainsworth's income statement to GAAP and LP's accounting policies and presentation and the remeasurement of the balances to U.S. dollars for the noted periods.

Six months ended June 30, 2013 (dollars in millions)	IFRS, C$	GAAP Adjustments		Conforming Adjustments		GAAP, C$	GAAP, US$
Sales	$269.4					$269.4	$265.2

Cost and Expenses
Cost of products sold	148.1			5.1	c	153.2	150.8
Selling and administrative	9.2					9.2	9.1
Amortization of property, plant and equipment and intangible assets	16.4	(3.8)	d			12.6	12.3
Cost of curtailed operations	5.1			(5.1)	c	—	—
Other operating charges and credits				(0.9)	a	(0.9)	(0.9)
(Gain) loss on sale or impairment of long-lived assets, net		3.8	d			3.8	3.7
Total costs and expenses	178.8					177.9	175.1

Income from operations	90.6					91.5	90.2

Finance expense	(14.4)					(14.4)	(14.2)
Foreign exchange loss	(18.3)					(18.3)	2.3
(Loss) gain on derivative financial instrument	0.6	(0.6)	c			—	—
Other items	0.9			(0.9)	a	—	—
Income (loss) before income taxes	59.4					58.8	78.4
Income tax expense	20.1					20.1	20.4
Income (loss) from continuing operations	39.3					38.7	58.0
Net loss from discontinued operations	(0.4)					(0.4)	(0.4)
Net income (loss)	$38.9					$38.3	$57.6

Year ended December 31, 2012	IFRS, C$	GAAP Adjustments		Conforming Adjustments		GAAP, C$	GAAP, US$
Sales	$409.1					$409.1	$409.3

Cost and Expenses
Cost of products sold	287.2			3.7	c	290.9	291.1
Selling and administrative	16.4					16.4	16.5
Amortization of property, plant and equipment and intangible assets	25.6					25.6	25.1
Cost of curtailed operations	3.7			(3.7)	c	—	—
Other operating charges and credits				(0.5)	a	(0.5)	(0.5)
(Gain) loss on sale or impairment of long-lived assets, net				1.6	a	1.6	1.6
Total costs and expenses	333.0					334.2	333.8

Income from operations	76.1					74.9	75.6

Finance expense	(50.8)					(50.8)	(50.8)
Early debt extinguishment	(22.9)			(1.3)	c	(24.2)	(24.2)
Foreign exchange loss	9.4			1.3	c	10.8	0.5
(Loss) gain on derivative financial instrument	24.0	(24.0)	b			—	—
Other items	(1.2)			1.2	a	—	—
Income (loss) before income taxes	34.7					10.7	1.0
Income tax expense	(5.9)					(1.8)	(0.2)
Income (loss) from continuing operations	28.8					8.9	0.8
Net loss from discontinued operations	(0.4)					(0.4)	(0.4)
Net income (loss)	$28.4					$8.5	$0.4

Six months ended June 30, 2012	IFRS, C$	GAAP Adjustments		Conforming Adjustments		GAAP, C$	GAAP, US$
Sales	$175.6					$175.6	$174.7

Cost and expenses
Cost of products sold	141.1			1.7	c	142.9	142.1
Selling and administrative	8.1					8.1	8.0
Amortization of property, plant and equipment and intangible assets	12.3					12.3	12.1
Cost of curtailed operations	1.7			(1.7)	c	—	—
Other operating charges and credits				(0.3)	a	(0.3)	(0.3)
(Gain) loss on sale or impairment of long-lived assets, net				—		—	—
Total costs and expenses	163.3					163.0	161.9

Income from operations	12.3					12.6	12.7

Finance expense	(26.2)					(26.2)	(26.1)
Foreign exchange loss	(1.0)					(1.0)	(0.5)
(Loss) gain on derivative financial instrument	0.2	(0.2)	b			—	—
Other items	0.3			(0.3)	a	—	—
Income (loss) before income taxes	(14.5)					(14.6)	(13.9)
Income tax expense	(3.7)					(3.7)	(3.7)
Income (loss) from continuing operations	(10.8)					(10.9)	(10.1)
Net loss from discontinued operations	(0.3)					(0.4)	(0.4)
Net income (loss)	$(11.0)					$(11.3)	$(10.5)
For all periods presented, specific adjustment to conform presentation are as follows:

(a)	To reflect the difference between Ainsworth and LP practices in terms of classification of certain items as operating and non-operating.

(b)
To adjust for the estimated difference in the fair value of certain derivative financial instruments value as calculated under GAAP compared to the value calculated under IFRS. The adjustment was tax-effected at a 26% statutory rate.

(c)	To reclassify presentation to be consistent with LP's presentation.

(d)	To reclassify impairment on fixed assets out of amortization of property, plant and equipment into gain (loss) on sale or impairment of fixed assets in accordance with LP's presentation.

III. Calculation of the last twelve months of sales, income (loss) from continuing operations and adjusted EBITDA.

	Year ended December 31, 2012	Minus: Six months ended June 30, 2012	Plus: Six months ended June 30, 2013	Twelve months ended June 30, 2013
Sales
LP	$1,715.8	$789.3	$1,110.1	$2,036.6
Ainsworth	409.3	174.7	265.2	499.8
Pro forma	$2,125.1	$964.0	$1,375.3	$2,536.4

Income from continuing operations
LP	$32.1	$(48.4)	$159.6	$240.1
Ainsworth	0.8	(10.1)	57.9	68.8
Acquisition adjustments	(11.9)	(6.0)	(6.0)	(11.9)
Pro forma	$21.0	$(64.5)	$211.5	$297.0

Adjusted EBITDA
LP	$203.3	$57.9	$242.9	$388.3
Ainsworth	103.0	25.2	108.7	186.5
Pro forma	$306.3	$83.1	$351.6	$574.8

The amounts presented are derived from the accompanying pro forma consolidated statements of income.